EXHIBIT 99.1

N E W S B U L L E T I N	RE: PINNACLE ENTERTAINMENT 330 North Brand Boulevard, Suite 1100 Glendale, California 91203 www.pinnacle-entertainment-inc.com TRADED: NYSE: PNK

FOR FURTHER INFORMATION:

At The Company:		At Coffin Communications Group:
Dan Lee	Wade Hundley	Bruce Hinckley	Sean Collins
Chairman & CEO	COO	CFO	Partner
(818) 662-5900	(818) 662-5900	(818) 662-5900	(818) 789-0100

FOR IMMEDIATE RELEASE
November 21, 2002

CASINO MAGIC BILOXI RECEIVES FAVORABLE VERDICT
IN ISLE OF CAPRI LITIGATION

Glendale, California – Pinnacle Entertainment, Inc. (NYSE: PNK) announced today that the litigation in the Circuit Court of Harrison County, Mississippi between Isle of Capri Casinos, Inc. and Pinnacle’s Casino Magic subsidiary has concluded with a unanimous verdict in favor of the Company and a former officer of the Company. Isle of Capri was seeking compensatory and punitive damages for, among other things, the alleged breach of a contract between Casino Magic and Isle of Capri.

Daniel R. Lee, Chairman of the Board and CEO of Pinnacle stated, “We are pleased with the jury’s verdict affirming the Company’s view that the case was without merit.”

Casino Magic was represented in this matter by the law firms of Butler, Snow, O’Mara, Stevens and Cannada, PLLC and Briol & Associates, PLLC.

About Pinnacle Entertainment
Pinnacle Entertainment owns and operates seven casinos (four with hotels) in Nevada, Mississippi, Louisiana, Indiana and Argentina, and receives lease income from two card club casinos, both in the Los Angeles metropolitan area.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Forward-looking information involves important risks and uncertainties that could significantly affect future results and accordingly, such results may differ from those expressed in forward-looking statements made by or on behalf of Pinnacle Entertainment.

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